Exhibit 23(a)



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




  We hereby consent to the incorporation by reference into the Amendment No. 4 to the Registration Statement on Form S-3 of our report dated November 14, 1997 with respect to the consolidated financial statements of X-ceed, Inc. (formerly Water-Jel Technologies, Inc. and Subsidiaries) included in the Annual Report on Form 10-KSB for the year ended August 31, 1997 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.




  /s/ Holtz Rubenstein & Co., LLP
  Holtz Rubenstein & Co., LLP

  Melville, New York
  October 29, 1998